Exhibit 10.7

                        ACKNOWLEDGMENT OF LIMITATIONS ON
                            EXERCISE OF STOCK OPTIONS

      This Acknowledgment of Limitations on Exercise of Stock Options ("Acknowledgment") is made as of June 3, 2003, by and between Curative Health Services, Inc., a Minnesota corporation ("Curative"), and _____________, an individual resident of the State of _________ ("Director").

      WHEREAS, Director currently serves as a non-employee member of the Board of Directors of Curative and participates in Curative's Non-Employee Director Stock Option Plan dated August 23, 1995, as such Non-Employee Director Stock Option Plan may have been amended from time to time thereafter;

      WHEREAS, Curative has commenced a reorganization plan (the
"Reorganization"), which would involve the creation of Curative Holding Co., a Minnesota corporation, ("Curative Holding") following which Curative would become a wholly owned subsidiary of Curative Holding Co.; and

      WHEREAS, Curative and Director desire that the Reorganization not be deemed a "Change in Control" for purposes of Director's participation in Curative's Non-Employee Director Stock Option Plan.

      NOW, THEREFORE, in consideration of the foregoing and the mutual terms and conditions set forth herein, Curative and Director acknowledge and agree as follows:

1. Reorganization Not "Change in Control". Curative and Director acknowledge and agree that neither the Reorganization nor any change in the ownership, structure, or control of Curative as a result of the Reorganization shall be deemed to be a "Change in Control" under Section 7.7 of the Non-Employee Director Stock Option Plan, and Director specifically acknowledges and agrees that Director shall not be entitled to and shall not have the right to claim the immediate exercise in full of any unvested and outstanding stock options under the Non-Employee Director Stock Option Plan as a result of the Reorganization or any change in the ownership, structure, or control of Curative as a result of the Reorganization.

2. Stock Option Grant to Director. In recognition of Director's past service to Curative, as an inducement for Director's continued service to Curative following the Reorganization, and in consideration of Director's other promises, obligations, and agreements set forth in this Acknowledgment, Curative agrees to provide to Director 100 non-incentive options for Curative stock at an exercise price equal to the closing price of Curative Common Stock on the date of the Compensation Committee resolutions related hereto and such other terms as may be contained in the agreement evidencing the grant. Director acknowledges and agrees that Director had no prior entitlement to such stock options and that such stock options constitute good and sufficient consideration for Director entering into this Acknowledgment.

3. Headings. The headings of the articles and sections of this Acknowledgment are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provision of this Acknowledgment.

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4. Modifications; Waiver. No modification of any provision of this
Acknowledgment or waiver of any right or remedy herein provided shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of an occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

5. Entire Agreement. The Acknowledgment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other agreements, oral or written, heretofore made with respect thereto.

6. Severability. Any provision of this Acknowledgment prohibited by or held unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision hereof. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Acknowledgment be deemed to be a valid and binding agreement enforceable in accordance with its terms.

7. Controlling Law. This Acknowledgment shall be continued and enforced in accordance with the laws of the State of New York.

8. Attorney Fees. In the event of litigation between the parties, to enforce their rights under this Acknowledgment, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement of the prevailing party's reasonable attorney's fees and costs at all levels of trial and appeal.

      IN WITNESS HEREOF, the parties have executed this Acknowledgment effective as of the date set forth above.

                                            CURATIVE HEALTH SERVICES, INC.


___________________________________         By _________________________________
Director
                                               Its _____________________________


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